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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      October 31, 2000
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                                   INTERWOVEN, INC.
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            (Exact name of Registrant as specified in its charter)

         Delaware                    000-27389           77-0523543
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(State or other jurisdiction         (Commission        (I.R.S. Employer
     of incorporation)               File Number)       Identification No.)


1195 West Fremont Avenue, Suite 2000
Sunnyvale, California                                            94087
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      (408) 774-2000
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Item 2.  Acquisition or Disposition of Assets.

     On October 31, 2000, Interwoven, Inc. ("Interwoven") completed its acquisition of Ajuba Solutions, Inc., a privately-held California corporation ("Ajuba") through the merger of a wholly-owned subsidiary of Interwoven with and into Ajuba, with Ajuba continuing as the surviving corporation (the "Ajuba Merger"). The Ajuba Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

     In connection with the Ajuba Merger, Interwoven will issue shares of Interwoven common stock to Ajuba shareholders and assume and convert options to purchase Ajuba stock into options to purchase Interwoven common stock. The aggregate value of the Interwoven shares to be issued and options assumed in the Ajuba Merger is approximately $31 million. Cash will be paid in lieu of any fractional shares of Interwoven common stock to be issued in the Ajuba Merger. Ten percent of the Interwoven shares being issued to Ajuba shareholders are being held in escrow to secure certain indemnification obligations.

     In a separate transaction, on November 1, 2000, Interwoven completed its acquisition of Metacode Technologies, Inc., a privately-held California corporation ("Metacode") through the merger of a wholly-owned subsidiary of Interwoven with and into Metacode, with Metacode continuing as the surviving corporation (the "Metacode Merger"). The Metacode Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

     In connection with the Metacode Merger, Interwoven will issue shares of Interwoven common stock to Metacode shareholders and assume and convert options to purchase Metacode stock into options to purchase Interwoven common stock. The aggregate value of the Interwoven shares to be issued and options assumed in the Metacode Merger is approximately $150 million. Cash will be paid in lieu of any fractional shares of Interwoven common stock to be issued in the Metacode Merger. Ten percent of the Interwoven shares being issued in the Metacode Merger are being held in escrow to secure certain indemnification obligations.

     Interwoven is obligated to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of Interwoven common stock issued in the Ajuba Merger and the Metacode Merger. A registration statement on Form S-8 will be filed registering the shares of Interwoven common stock issuable upon exercise of assumed and converted Ajuba and Metacode options.


     A press release announcing the respective transactions is attached as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     The financial statements of Ajuba and Metacode required by paragraph (a) of Item 7 of Form 8-K are not included in this report. These financial statements will be filed by amendment as soon as

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practicable, but not later than 60 days after the date on which this initial report was required to be filed.


     (b) Pro forma financial information.

     The pro forma financial information required by paragraph (b) of Item 7 of Form 8-K is not included in this report. This information will be filed as soon as practicable, but not later than 60 days after the date on which this initial report was required to be filed.

     (c)  Exhibits.

     The following exhibits are filed herewith:

     2.1 Agreement and Plan of Merger dated October 19, 2000 among Interwoven, Inc., AJ Acquistion Corp. and Ajuba Solutions, Inc.

     2.2 Agreement and Plan of Merger dated October 20, 2000 among Interwoven, Inc., Melon Acquistion Corporation and Metacode Technologies, Inc.

     99.1  Press release dated October 20, 2000.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2000

                              INTERWOVEN, INC.

                              By:   /s/  David M. Allen
                                    --------------------
                                    David M. Allen
                                    Senior Vice President, Chief Financial
                                    Officer and Secretary


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                                 EXHIBIT INDEX
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Exhibit
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2.1   Agreement and Plan of Merger dated October 19, 2000 among Interwoven,
      Inc., AJ Acquistion Corp. and Ajuba Solutions, Inc.

2.2 Agreement and Plan of Merger dated October 20, 2000 among Interwoven, Inc., Melon Acquistion Corporation and Metacode Technologies, Inc.

99.1  Press release dated October 20, 2000.

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